Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of JPMorgan Chase & Co., which appears in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP
New York, New York
December 20, 2012